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                                                                     EXHIBIT 5.1

                                December 19, 1997



First Virtual Holdings Incorporated
11975 El Camino Real, Suite 200
San Diego, California 92130-2543

                   RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                   We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 19, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 4,923,520 shares of your Common Stock (the "Shares"), to be offered for sale for the benefit of certain selling stockholders. The Shares are to be sold from time to time in the over-the counter-market at prevailing prices or as otherwise described in the Registration Statement. As legal counsel for First Virtual Holdings Incorporated, we have examined the proceedings taken by you in connection with the sale of the Shares.

                   It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states or foreign jurisdictions where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                   We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and further consent to the use of our name wherever it appears in the Registration Statement and any amendments thereto.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation


                                /s/ WILSON SONSINI GOODRICH & ROSATI


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